UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2020

Brownie’s Marine Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1, Pompano Beach, FL 33069

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

The information which appears in Item 5.02 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 14, 2020 Brownie’s Marine Group, Inc. entered into a Non-Qualified Stock Option Agreement with Mr. Robert M. Carmichael, its Chief Executive Officer (the “Carmichael Option Agreement”). Under the terms of the Carmichael Option Agreement, as additional compensation we granted Mr. Carmichael an option (the “Option”) to purchase up to an aggregate of 125,000,000 shares of our common stock at an exercise price of $.045 per share, of which the right to purchase 75,000,000 shares of common stock is subject to vesting upon the achievement of the net revenue milestones set forth below (the “Net Revenue Portion of the Option”) and the right to purchase 50,000,000 shares of common stock is subject to vesting upon official notice of the listing of our common stock on The Nasdaq Stock Market, the NYSE American LLC or similar stock exchange. The Net Revenue Portion of the Option shall vest as follows:

● the right to purchase 25,000,000 shares of our common stock shall vest at such time as we report cumulative consolidated net revenues, including revenues from related parties and revenues recognized by our company arising out of any subsequent acquisitions, mergers, or other business combinations following the closing date of such transaction (the collectively, “Net Revenues”), in excess of $3,500,000 in the aggregate over four consecutive fiscal quarters commencing May 1, 2020 and ending on April 30, 2023 (the “Net Revenue Period”);

● the right to purchase an additional 25,000,000 shares of common stock shall vest at such time as we report cumulative Net Revenues in excess of $7,000,000 in the aggregate over four consecutive fiscal quarters during the Net Revenue Period; and

● the right to purchase an additional 25,000,000 shares of common stock shall vest at such time as we report cumulative Net Revenues in excess of $10,500,000 in the aggregate over four consecutive quarters during the Net Revenue Period.

The Carmichael Option Agreement provides that the Option is exercisable by Mr. Carmichael on a cashless basis. The Option is not transferrable by Mr. Carmichael, and he must remain an employee of our company as an additional term of vesting. Once a portion of the Option vests, it is exercisable by Mr. Carmichael for 90 days. Any portion of the Option which does not vest during the Net Revenue Period lapses and Mr. Carmichael has no further rights thereto.

The Carmichael Option Agreement and the granting of the Option was approved by the independent members of our Board of Directors. If vested and exercised, the Option will result in a change of control of our company. The foregoing terms and conditions of the Carmichael Option Agreement are qualified in their entirety by reference to the agreement which is filed as Exhibit 10.1 to this report and incorporated herein by such reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Non-Qualified Stock Option dated April 14, 2020 by and between Brownie’s Marine Group, Inc. and Robert M. Carmichael				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownie’s Marine Group, Inc.

Date: April 17, 2020	By:	/s/ Robert M. Carmichael
Robert M. Carmichael, Chief Executive Officer